Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,532,167)
Unrealized Gain (Loss) on Market Value of Futures	2,362,777
Dividend Income	14,596
Interest Income	71,199
Total Income (Loss)	$916,405

Expenses
General Partner Management Fees	$26,579
Professional Fees	9,247
Brokerage Commissions	541
Non-interested Directors' Fees and Expenses	696
Prepaid Insurance Expense	496
NYMEX License Fee	664
Total Expenses	$38,223
Net Income (Loss)	$878,182

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/19	$51,414,073
Net Income (Loss)	878,182

Net Asset Value End of Month	$52,292,255
Net Asset Value Per Share (2,550,000 Shares)	$20.51

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596